UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2019

Herbalife Nutrition Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands		KY1-1106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2019, Herbalife International of America, Inc. (“Herbalife International of America”), a wholly-owned subsidiary of Herbalife Nutrition Ltd. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Michael O. Johnson, the Company’s Chairman and Chief Executive Officer. Under the Letter Agreement, effective June 17, 2019 (the “Effective Date”) Mr. Johnson will receive an annual base salary of $1,236,000 (the “New Base Salary”) and, as of the Effective Date, will be eligible for an annual bonus targeted at 150% of the New Base Salary. For the period prior to the Effective Date, Mr. Johnson is eligible for an annual bonus targeted at 80% of his prior base salary of $500,000. Mr. Johnson is no longer eligible to receive any awards of equity-based or long-term incentive compensation, but will be eligible to participate in the health and welfare plans made available to Herbalife International of America’s employees generally. The Letter Agreement supersedes Mr. Johnson’s letter agreement with Herbalife International of America dated November 1, 2016, which is now of no further force or effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

July 16, 2019	By:	/s/ Henry C. Wang
		Name:	Henry C. Wang
		Title:	EVP, General Counsel and Corporate Secretary